UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2017, MSG Sports & Entertainment, LLC (“MSG S&E”), a wholly-owned subsidiary of The Madison Square Garden Company (the “Company”) and Charles F. Dolan (the “G550 Lessee”), a director of the Company, entered into an aircraft lease agreement (the “G550 Dry Lease Agreement”), pursuant to which the G550 Lessee may lease on a non-exclusive basis MSG S&E’s Gulfstream Aerospace G550 aircraft. Under the terms of the G550 Dry Lease Agreement, the G550 Lessee will pay MSG S&E rent at an hourly rate and specified expenses of each flight.

On May 22, 2017, MSG S&E and Sterling Aviation, LLC (“Sterling”), a company controlled by Charles F. Dolan, also entered into a reciprocal aircraft lease agreement (the “GV Dry Lease Agreement”), pursuant to which MSG S&E may lease on a non-exclusive basis Sterling’s Gulfstream Aerospace G-V aircraft (the “GV Aircraft”). Under the terms of the GV Dry Lease Agreement, MSG S&E will pay Sterling rent at an hourly rate and specified expenses of each flight. Both the G550 Dry Lease Agreement and the GV Dry Lease Agreement include “true-up” mechanisms such that, to the extent one party’s annual usage exceeds the other party’s annual usage of the other party’s aircraft, the party with the greater aircraft usage would pay an additional hourly rate with respect to excess hours intended to cover the additional costs. In addition, the reciprocal arrangements provide for equitable adjustment in the event that discrepancies in hours of usage or other factors cause the arrangement to be economically unfair to either party.

On May 22, 2017, David O’Connor, President and Chief Executive Officer of the Company, entered into an aircraft time sharing agreement (the “Time Sharing Agreement”) with MSG S&E, pursuant to which Mr. O’Connor may lease the GV Aircraft from MSG S&E for limited personal use. For flights taken under the Time Sharing Agreement, Mr. O’Connor will pay for the actual expenses of such flight as listed in the agreement, but not to exceed the maximum amount permitted under Federal Aviation Administration rules.

The above descriptions of the G550 Dry Lease Agreement, the GV Dry Lease Agreement and the Time Sharing Agreement are qualified in their entirety by reference to those agreements which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 with respect to the Time Sharing Agreement between MSG S&E and Mr. O’Connor is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Dry Lease Agreement, dated May 22, 2017, between MSG Sports & Entertainment, LLC and Charles F. Dolan (for the G550).

10.2	Dry Lease Agreement, dated May 22, 2017, between Sterling Aviation, LLC and MSG Sports & Entertainment, LLC (for the GV).

10.3	Time Sharing Agreement, dated May 22, 2017, between MSG Sports & Entertainment, LLC and David O’Connor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel & Secretary

Dated: May 26, 2017